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                                                                   EXHIBIT 10.11


[logo]            STADTSPARKASSE
                  MUNCHEN
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                  Munich helps unicef--so do we!

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                                Sparkassenstr. 2
                                80331 Munich
SCM Schneider Microsysteme
Entwicklungs- u. Vertriebs GmbH
Luitpoldstrasse 6               Mr. Seemuller
                                Tel. 21675914
85276 Pfaffenhofen              Fax 21675936

                                Munich, 11/13/96


Re:      Your checking account 23-254444


Ladies and Gentlemen:

We are pleased to extend to you a framework credit through 3/30/98 with current account in the amount of

                                 DM 1,500,000.00

in words:  one million five hundred thousand German marks.

The terms and additional conditions can be found in the attached framework credit contract dated 11/13/96, which shall constitute a substantial component of this assurance.

Please send us the documents which are checked in the disbursement schedule (see attachment).

Sincerely yours,                    Enclosure(s)

Stadtsparkasse Munchen
Corporate Customer Service Headquarters
[signature]


[Footer Information]
x-smf1311kre02        b1149


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[logo]                            Stadtsparkasse Munchen
                                  Sparkassenstr. 2
                                  80331 Munich

Universal contract for
business credits
                                  Customer no./Account. no.           23254444
                                  Date                      Munich, 11/13/96
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SCM Schneider Microsysteme Entwicklungs- u. Vertriebs GmbH
Luitpoldstrasse 6, 85276 Pfaffenhofen
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- hereinafter referred to as the Borrower - hereby concludes an agreement with
Sparkasse concerning the grant of the business credits named under no. 1; the maximum sum defined below for the individual credits shall apply. If no individual maximum sums are stipulated, an overall credit framework of DM 1,500,000.00 shall apply, within which the individual credits may be used in fluctuating amounts.

1   CREDIT TYPES, CREDIT COSTS
1.1 CREDIT WITH ONGOING STATEMENT       GERMAN MARKS
For the credit proceeds which are drawn, the interest and commission rates set by Sparkasse for credits of this type shall be paid. The interest rate is currently 8.75% per annum. Changes in the rate shall be communicated to the Borrower. If the credit is not used, a credit commission of [blank]% per year shall be charged as compensation for keeping the credit proceeds available.

At each closing of accounts, the credit costs incurred to date shall be charged. If the granted credit is exceeded as a result, Sparkasse shall--as with every credit overdraft--charge the following for the excess amount:

// the overdraft commission set at Sparkasse for overdrafts (along with the aforementioned credit interest) which is currently [blank]% per annum;

/X/ overdraft interest set for overdrafts, which is currently 14.50% per annum.

In each instance, the Borrower shall be obligated to settle the overdrafts promptly.

1.2      DRAFT DISCOUNT CREDIT             GERMAN MARKS; BUNDESBANK-ELIGIBLE
                                           DRAFT--AND--GOOD TRADE DRAFT(1)
The drafts shall be settled at the rates set by Sparkasse. Interest shall be computed according to calendar days; for the purpose of calculating the interest divisor, a 360-day year shall be assumed. This rule shall also apply to return debits. In addition to a commission, the cash outlays which arise when a draft was not made payable on one banking place shall be placed for account. These fees shall be deducted from the draft amount at the time of settlement.

The equivalent value of the purchased draft shall be credited to the checking account in the settlement amount. Otherwise, the additional terms for draft discount credits which are attached as an appendix hereto shall apply.

1.3 GUARANTEE FRAMEWORK CREDIT     GERMAN MARKS IN GUARANTEE ACCOUNT
For the guarantees assumed by Sparkasse, the Borrower shall be charged to the aforementioned guarantee account. If Sparkasse is sued arising from the guarantee, the Borrower shall be obligated to immediately reimburse the sums paid toward the guarantee by Sparkasse. For the guarantees assumed, Sparkasse shall charge the commission rates which it has set for guarantee credits of this type, currently one time--per month--per(1) [blank]% of the guarantee sum, but at least DM [blank].

The customer shall receive the debit notice separately. Changes in the guarantee commission shall be reported to the customer. At the time of assumption or cancellation of a guarantee, the customer shall receive notice concerning the resulting amount of the overall obligation arising from the guarantee credit. Sparkasse shall be authorized to obtain information from the guarantee creditors concerning the respective amount of the guaranteed obligations.

Otherwise, the special terms concerning the guarantee transaction, which are attached as an appendix, shall apply.

2   TERMINATION, TERM
2.1 The credit contract may be terminated by either party without compliance with a termination notice period. Notwithstanding the rights of both parties to terminate at any time without notice, the term for the granting of credit shall initially extend until 3/30/93; if no term is entered above, the term for the grant of credit shall be indefinite. If the term for granting credit is limited, it can be extended at the request of the Borrower.

2.2 The provisions of this contract shall continue to apply to the guarantees already assumed at the time of termination. Notwithstanding the release claim pursuant to Section 775 BGB [German Civil Code], however, Sparkasse may demand a release from these guarantee obligations from the Borrower. Sentence 1 shall apply mutatis mutandis to drafts already discounted up to the time of termination.

3        SPECIAL AGREEMENTS
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         See special attachment

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4        COLLATERAL
The credit may only be used if the stipulated collateral is furnished and Sparkasse has a confirmation in this regard, if necessary. Notwithstanding the liability from any existing or future collateral in connection with its security purpose, Sparkasse shall be given the following collateral in special documents:
--------------------------------------------------------------------------------

         See separate attachment

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1. [Footnote] Please delete as applicable

5        MULTIPLE BORROWERS/RETURN OF COLLATERAL

Multiple borrowers shall be jointly and severally liable for the liabilities arising from this contract. If Sparkasse is satisfied by one Borrower, Sparkasse shall not examine whether said Borrower is entitled to claims to collateral no longer needed by Sparkasse. In principle, Sparkasse shall return such collateral to the provider of security, unless the performing Borrower demonstrates that the provider of security has consented to the release of said Borrower.


6        DISCLOSURE AND INFORMATIONAL DUTY

The credit institutions also have to disclose the financial circumstances of their borrowers pursuant to statutory provisions. Accordingly, the Borrower shall allow Sparkasse (or an office hired by Sparkasse) access to its financial circumstances at any time; specifically, it shall present its books, balance sheets, financial statements and business papers or permit access and review of these documents, provide all requested information and facilitate an inspection of its business operation. In consultation with the Borrower, Sparkasse may demand the documents necessary therefor directly from the Borrower's advisors in bookkeeping and tax matters. If the aforementioned documents are stored on data media, the Borrower shall be obligated to make them legible in a reasonable period of time. In the event that the Borrower does not satisfy these obligations, Sparkasse shall be entitled to terminate the credit relationship for immediate repayment. Sparkasse shall be entitled to inspect the public register and land register at any time and request simple or certified copies and excerpts at the Borrower's expense; in addition, it may obtain information from insurance companies, governmental authorities and other offices, particularly credit institutions, which Sparkasse may consider necessary in order to evaluate the credit circumstances.

7        COSTS OF THE CONTRACT

The Borrower shall bear all costs arising as a result of the conclusion and performance of this contract, including the provision of collateral.

8        PLACE OF VENUE

To the extent that jurisdiction of Sparkasse's general place of venue does not arise from Section 29 ZPO [German Code of Civil Procedure], Sparkasse may pursue its claims by way of litigation proceedings in its general place of venue if the borrower to be sued by way of litigation proceedings is a Kaufmann [statutory "merchant" under the German Commercial Code] or a legal entity within the meaning of no. 6 AGB [Standard Contract Terms], or if the borrower has no general place of venue domestically at the time of the conclusion of the contract or later shifts his domicile or ordinary place of residence from the Federal Republic of Germany or if his domicile or ordinary place of residence is unknown at the time of the filing of the complaint.

9        LEGAL VALIDITY

If agreements which are made in this contract lack legal validity in whole or in part or are not performed, it is intended that the remaining agreements remain in effect.

10       STANDARD CONTRACT TERMS

Sparkasse hereby expressly points out that its Standard Contract Terms (AGB) shall constitute a supplemental component of the contract. The AGB shall be available for inspection in the cash offices of Sparkasse.(1)



         The contract and the copy shall be signed by all Borrowers named on the front side.

Place, date           (if different from page 1)              Company and signature(s), Borrower
Munich                NOV. 13, 1996                           The Borrower(s) is/are acting for his/their own
                                                              account:
                                                              / / Yes  / / No


                                                              For Sparkasse:
                                                                                [signature]

1. Every contract partner of Sparkasse receives a copy of the Standard Contract Terms, as long as there is not yet a business connection and the execution of the contract does not involve Sparkasse.

Terms for the guarantee transaction


The credit institution shall assume guarantees and suretyships--hereinafter referred to in the aggregate as "liability assurance"--on behalf of customers under the following terms and conditions:

1.       DIRECT/INDIRECT LIABILITY ASSURANCE, WORDING

The credit institution may prepare the liability assurance personally (direct liability assurance) or have it prepared on its behalf by a different credit institution (second bank).

To the extent that the credit institution or second bank follows the instructions of the principal in drafting the document concerning the liability assurance (document), it shall not be subject to any review or notice duty vis a vis the principal.

The credit institution shall assume guarantees as a principal, waiving the defenses of voidability or offset.

2.       GUARANTEE ACCOUNT/GUARANTEE COMMISSION

The guarantee account of the principal shall be charged in the amount of the assured sum upon delivery/dispatch of the document or dispatch of the order to the second bank for the creation of a liability assurance. From that point in time on, the principal shall be charged a guarantee commission on the charged amount until deletion. In the case of any later use, the guarantee commission shall be remitted retrospectively until payment.

3.       RETURN OF THE DOCUMENT, RELEASE FROM LIABILITY

After the end/settlement of the liability assurance, the principal shall ensure the return of the document, or, alternatively, the release of the credit institution from liability.

4.       DELETION

In the case of direct liability assurances for which a maturity date is designated in the document, the credit institution shall delete the charge from the guarantee account after the passage of the maturity date if the following prerequisites are satisfied:

- the liability assurance lapses in accordance with its clear wording if no use takes place prior to the passage of the maturity date and

-        the liability assurance is governed by German law and

-        the credit institution is not sued within the time period.

If, in such a case, the credit institution is sued by the beneficiary under foreign law on the basis of the liability assurance after the passage of the maturity date, it shall only pay if there is an authorization by the principal to pay or an enforceable decision ordering payment.

In other cases, the credit institution shall delete the sum of the liability assurance from the guarantee account if the document issued concerning the liability assurance has been returned to it or if it has been clearly released from liability by the beneficiary or the second bank.

If the subject matter of the liability assurance is a litigation guarantee in which the consent of the beneficiary is necessary to return the document, the credit institution shall be required to delete the charged amount only upon demonstration of such consent.

5.       ENTITLEMENT TO DEPOSIT UPON USE

The credit institution shall also be entitled to deposit the assured amount--to the same extent stipulated with regard to the beneficiary in the liability assurance.

6.       EXAMINATION OF DOCUMENTS

If the credit institution must receive documents/declarations in connection with the liability assurance, it shall exercise the care of an ordinary businessman to examine whether they comply, with regard to external form, with the conditions for use arising from the liability assurance.

The credit institution shall be subject to no further examination obligations, particularly with regard to authenticity and absence of forgery, formal correctness, completeness or legal validity of the documents/declaration or the general or specific conditions contained therein or the correctness of attached translations.

Declarations shall also be deemed to be in order if they have been transmitted by cable, telegram, facsimile or via other information systems.

7.       REIMBURSEMENT OF EXPENDITURES

The principal shall reimburse the credit institution in the same currency for all expenditures which are incurred in connection with the execution of its function--even after deletion of the liability assurance and/or in connection with judicial or extra-judicial prosecution of rights domestically or abroad. This shall also apply if the credit institution avails itself of a right to deposit.

If the credit institution is not able to debit the expenditures to a current account in connection with a balance or line of credit, the interest, fees and commissions generally charged for overdrafts shall be paid.

8.       FURNISHING OF COLLATERAL

Upon request, the principal shall be obligated in accordance with no. 22 AGB to provide the credit institution with bank collateral or cash coverage or increase existing collateral if a change in the risk situation arises as a result of circumstances which arise or become known subsequently.

Notwithstanding other collateral, all claims arising in favor of the principal against the beneficiary in connection with the use arising from the liability assurance are assigned to the credit institution to secure the credit institution's claim for reimbursement of expenditures. The credit institution shall assign the claims back as soon as it has been satisfied with respect to all of its claims against the principal.

In the event of deposit, the reimbursement claim which the principal acquires through a deposit made in the principal's name by the credit institution it assigned to the credit institution at this time to secure the expenditure reimbursement claim.

9.       PLACE OF VENUE

If the customer is a Kaufmann [statutory "merchant" under the German Commercial Code] which is not included in the business persons described in Section 4 of the Commercial Code, a legal entity organized under public law or a public law special fund, the credit institution may sue at its general place of venue and may only be sued at such place of venue.

APPENDIX TO THE FRAMEWORK CREDIT CONTRACT DATED 11/13/96, ACCOUNT 23-254444 SCM SCHNEIDER MICROSYSTEME ENTWICKLUNGS- U. VERTRIEBS GMBH


CONCERNING NUMBER 3 - SPECIAL AGREEMENTS

When the credit is granted, the current account credit dated 5/14/93 - 2/20/95 for DM 350,000.00 shall lapse.

1. This framework contract shall relate to all existing or future obligations at Stadtsparkasse Munchen; said liabilities may not exceed the total of the framework credit which has been extended.

2. It shall be deemed agreed upon that Stadtsparkasse Munchen shall receive a guarantee declaration or comfort letter from the future parent corporation (holding).

3. The corporation shall be obligated to take all measures to maintain the current capital base. This shall apply in particular to any losses in subsequent years and any planned distributions. If it is not possible to meet this obligation, Sparkasse shall have the right of extraordinary termination of this contract.



CONCERNING NUMBER 4 - COLLATERAL

In order to secure the claims of Sparkasse against the customer arising from the credit framework contract, the customer shall be obligated not to place other credit providers in a better position than Sparkasse. If, in future, the customer obtains comparable grants of credits and loans, it shall treat Sparkasse equally to the other credit providers with regard to the type and scope of collateral. Moreover, the customer shall be obligated to send Sparkasse the same information as other credit providers.

The customer shall likewise provide assurance that only negative declarations have been submitted to secure comparable credit relationships and that no other additional collateral has been furnished.



11/13/96       [signature]
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Date           Stadtsparkasse Munchen       Date     Company stamp and signature

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